ASSIGNMENT AGREEMENT

                      Dated the 10th day of December, 2004

For good and valuable consideration (receipt and sufficiency is hereby acknowledged), Xili USA Inc. (the "Assignor") hereby assigns all rights, title and interest to a Promissory Note (copy attached hereto), issued by Royce Biomedical Inc. to the Assignor, to Curvelo Trade & Finance Ltd. (the "Assignee").


/s/ Wan Xie Yan                 /s/ Garcia Cordoba Guadalupe Xochinua
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Assignor, Xili USA Inc.         Assignee, Curvelo Trade & Finance Ltd.



This Assignment is hereby acknowledged by Royce Biomedical Inc.

/s/ Kathy Jiang
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by its authorized signatory
Royce Biomedical Inc.